Exhibit 99.2


            Identity and Background of Refac Officers and Directors


         During the last five years, no person set forth below: (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was party to a civil proceeding described in Item 2 of
Schedule 13D. Unless otherwise specified, the business address of each person is Refac, One Bridge Plaza, Suite 550, Fort Lee, New Jersey, 07024.

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Name and Title                                          Occupation and  Business Address
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
Robert L. Tuchman,                                Chief Executive Officer, General Counsel and
Chief Executive Officer, General Counsel          Director of Refac
and Director of Refac
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Raymond A. Cardonne, Jr.                          Senior Vice President and Chief Financial
Senior Vice President and Chief                   Officer of Refac
Financial Officer
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J. David Pierson                                  President and Chief Operating Officer of Refac
President and Chief Operating Officer
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Melvin Meskin,                                    Retired
Director and non-executive Chairman
of the Board
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Eugene K. Bolton,                                 Retired
Director
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Clark A. Johnson,                                 Chairman of PSS World Medical, Inc.
Director                                          (Medical equipment distributor)
                                                  4345 Southpoint Blvd.
                                                  Jacksonville, Florida 32216
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Mark N. Kaplan,                                   Of Counsel, Skadden, Arps, Slate, Meagher &
Director                                          Flom LLP
                                                  (Law firm)
                                                  Four Times Square
                                                  New York, NY 10036
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Mark S. Newman,                                   Chairman, President and Chief Executive Officer
Director                                          of DRS Technologies, Inc.
                                                  (Supplier of defense electronic products and
                                                  systems)
                                                  5 Sylvan Way
                                                  Parsippany, New Jersey 07054
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Jeffrey D. Serkes,                                Senior Vice President and Chief Financial Officer
Director                                          of Allegheny Energy, Inc.
                                                  (Energy company).
                                                  800 Cabin Hill Drive
                                                  Greensburg, PA 15601-1689
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Dennison T. Veru,                                 Executive Vice President and Co-Investment
Director                                          Officer of Palisade Capital Management (Private
                                                  registered investment advisory firm)
                                                  One Bridge Plaza
                                                  Fort Lee, NJ 07024
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